IN THE United States Bankruptcy Court

FOR THE DISTRICT OF Delaware

1

In re: BROADVISION, INC.,[1] Debtor.	Chapter 11 Case No. 20-10701 (CSS) Re: D.I. 12

NOTICE OF COMMENCEMENT OF CASE AND SUMMARY OF PREPACKAGED CHAPTER 11 PLAN AND NOTICE OF HEARING TO CONSIDER (A) DEBTOR’S COMPLIANCE WITH DISCLOSURE REQUIREMENTS

AND (B) CONFIRMATION OF PLAN

NOTICE IS HEREBY GIVEN as follows:

1.On March 30, 2020 (the “Petition Date”), BroadVision, Inc. (the “Debtor”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

2.On the Petition Date, the Debtor filed a proposed prepackaged plan (the “Plan”)2 and a proposed disclosure statement (the “Disclosure Statement”) pursuant to sections 1125 and 1126(b) of the Bankruptcy Code.  The proposed sponsor of the Plan is ESW Capital, LLC (“ESW”).  Copies of the Plan and Disclosure Statement may be obtained by visiting the Bankruptcy Court’s website at www.deb.uscourts.gov, or free of charge by visiting the website maintained by the Debtor’s claims and noticing agent, Epiq Corporate Restructuring LLC (the “Claims Agent”), at https://dm.epiq11.com/BroadVision.  Copies of the Plan may also be obtained by contacting the Claims Agent at tabulation@epiqglobal.com, or by contacting Debtor’s counsel, DLA Piper LLP (US) at 555 Mission Street, Suite 2400, San Francisco, California 94105  (Attn: Joshua D. Morse, Esq. [joshua.morse@us.dlapiper.com] and 1201 North Market Street, Suite 2100, Wilmington, Delaware 19801 (Attn: R. Craig Martin, Esq. [craig.martin@us.dlapiper.com]).

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1The last four digits of the Debtor’s federal tax identification number are 4303. The Debtor’s address is 460 Seaport Ct., Suite 102, Redwood City, California 94063.

2All capitalized terms used but not otherwise defined herein shall have the meaning ascribed in the Plan.

3.The Debtor is proposing a financial restructuring that, pursuant to the Plan, contemplates a comprehensive in-court restructuring of Claims against and Interests in the Debtor that will deleverage the Debtor’s capital structure and preserve the going-concern value of the Debtor’s businesses, maximize recoveries available to all constituents, and provide for an equitable distribution to the Debtor’s stakeholders.  Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging all Interests; (2) the distribution of Available Cash to holders of Allowed Claims and Interests in accordance with the priority scheme established by the Bankruptcy Code or as otherwise agreed; and (3) the issuance of 100% of the New Equity in the Reorganized Debtor to ESW.  This reorganization will enhance the Debtor’s long-term growth prospects and competitive position and allow the Debtor to emerge from its Chapter 11 Case as a reorganized entity quickly and continue to provide services to its clients and partners well into the future.

Summary of the Plan3

4.The following chart summarizes the treatment provided by the Plan to each class of Claims against and Interests in the Debtor, and indicates the voting status of each class. This chart is only a summary of the classification of Claims and Equity Interests under the Plan. References should be made to the entire Disclosure Statement and the Plan for complete description.

Class	Designation	Plan Treatment for Allowed Claims and Interests	Status	Voting Rights
1	Secured Claims

Each holder of an Allowed Secured Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Secured Claim, at the option of ESW: (i) payment in full in Cash in the ordinary course of business; (ii) the collateral securing its Allowed Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of such Allowed Secured Claim; or (iv) such other treatment rendering such Allowed Secured Claim unimpaired.

			Unimpaired	Deemed to Accept

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3The statements contained herein are summaries of the provisions contained in the Disclosure Statement and the Plan and do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein. For a more detailed description of the Plan, please refer to the Disclosure Statement.  Capitalized terms used but not otherwise described herein shall have the meanings ascribed to such terms in the Plan.

2	Other Priority Claims

Each holder of an Allowed Other Priority Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Other Priority Claim, (i) Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date, or (ii) such other treatment to the holder of an Allowed Other Priority Claim as to ESW and the holder of such Allowed Other Priority Claim shall have agreed upon in writing.

		Unimpaired	Deemed to Accept
3	General Unsecured Claims

On or about the Effective Date, each holder of an

Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, payment of its Claim in full in Cash.

		Unimpaired	Deemed to Accept
4	Equity Interests

On or about the Effective Date (or, with respect to Subsequent Distributions, as promptly as practicable following the Effective Date) , each holder of an Allowed Equity Interest, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Equity Interest shall receive the Equity Interest Recovery. On the Effective Date, all Allowed Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

As set forth in the Plan, “Equity Interest Recovery” means a recovery to holders of Allowed Equity Interests of Cash in the amount of $4.375 per common share in the Debtor held or deemed to be held by such holder to be made on the Effective Date, following payment in full of all Claims, plus as promptly as practicable following the Effective Date, one or more Subsequent Distributions, calculated on a per share basis; provided, however, that the Equity Interest Recovery may be less than $4.375 per share of Debtor Common Stock in the event that (A) the Debtor has more than 5,142,333 shares of Debtor Common Stock outstanding (including all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units and Permitted Stock Options, whether or not vested) or (B) the Debtor lacks sufficient Cash (including Cash-on-Hand and proceeds from the liquidation of the IP Addresses) to pay all Case-Related Claims and Expenses and repayment of amounts, if any, incurred by ESW in connection with funding such Case-Related Claims and Expenses, provided further, that so long as ESW or its affiliate is the plan sponsor on the Effective Date of the Plan, ESW shall not receive a Cash recovery but instead shall receive the ESW Equity Interest Treatment.

		Unimpaired	Deemed to Accept
5	Other Interests

No Distributions will be made to holders of Other Interests. On the Effective Date, all Other Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and any and all obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

		Impaired	Deemed to Reject

Notice Regarding Release, Exculpation and Injunction Provisions in the Plan

5.PLEASE BE ADVISED THAT THE PLAN CONTAINS CERTAIN RELEASE, EXCULPATION AND INJUNCTION PROVISIONS, INCLUDING:

a.Discharge of the Debtor

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all Distributions under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, and Interests in, the Debtor, subject to the occurrence of the Effective Date.

b.Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 1101 hereof shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim or Interest discharged and released in Section 10.1 hereof, or (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim or Interest discharged and released in Section 10.1 hereof.  Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor and the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

c.Exculpation and Limitation of Liability

The Exculpated Parties will neither have nor incur any liability to any entity for any claims or causes of action arising on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted actual fraud, gross negligence or willful misconduct; provided, further, that the Debtor will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

d.Releases by the Debtor

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Released Parties and their respective related parties (and each such Released Party and their respective related parties so released shall be deemed forever released by the Debtor) and their respective properties from any and all claims that the Debtor or any of their respective related parties would have been legally entitled to assert in their own right, on their own behalf, or on behalf of another party, against the Released Parties or their respective related parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (ii) any defenses against a third party.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, or any document, instrument, or agreement (including those set forth in any document, schedule or disclosure included with or contained in the Plan Supplement) executed to implement the Plan.

e.Releases by Third Parties

On, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Released Parties shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Effective Date, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the Debtor, its Estate, the Reorganized Debtor, Creditors, Interest Holders or other persons receiving or who are entitled to receive Distributions under the Plan may have against any of them in any way related to the Chapter 11 Case or the Debtor (or its predecessors); provided, however, that the foregoing release is granted only by Creditors and Interest Holders who are unimpaired and do not indicate an election to opt-out of granting such release by making such election electronically on the Claims Agent’s website at https://dm.epiq11.com/broadvision; provided, further, that the release provided in Section 10.5 of the Plan shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, or any document, instrument, or agreement (including those set forth in any document, schedule or disclosure included with or contained in the Plan Supplement) executed to implement the Plan.

RELEASE, EXCULPATION AND INJUNCTION PROVISIONS ARE FOUND IN ARTICLE 10 OF THE PLAN. YOU ARE ADVISED AND ENCOURAGED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING THE RELEASE, EXCULPATION AND INJUNCTION PROVISIONS, AS YOUR RIGHTS MAY BE EFFECTED.

ANY EQUITY INTEREST HOLDER MAY ELECT TO “OPT-OUT” OF GRANTING THE RELEASE PROVIDED FOR IN SECTION 10.5 OF THE PLAN BY MAKING SUCH ELECTION ELECTRONICALLY ON THE CLAIMS AGENT’S WEBSITE AT https://dm.epiq11.com/broadvision

Hearing to Consider Compliance with Disclosure Requirements and Confirmation of the Plan

6.A combined hearing to consider compliance with the Bankruptcy Code’s disclosure requirements and any objections thereto and to consider confirmation of the Plan and any objections thereto will be held before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, Room 6 of the United States Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware 19801, on May 14, 2020, at 2:00 p.m. (prevailing Eastern Time) or as soon thereafter as counsel may be heard (the “Combined Hearing”).  The Combined Hearing may be adjourned from time to time without further notice other than by filing a notice on the Bankruptcy Court’s docket indicating such adjournment and/or an announcement of the adjourned date or dates at the Combined Hearing. The adjourned date or dates will be available on the electronic case filing docket and the Claims Agent’s website at https://dm.epiq11.com/BroadVision.

7.Any objections to the Plan or the Disclosure Statement must (a) be in writing, (b) conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, (c) state the name and address of the objecting party and the amount and nature of such party’s claim or interest, (d) state with particularity the basis and nature of any objection to the Plan and, if practicable, a proposed modification to the Plan that would resolve such objection and (e) be filed, together with proof of service, with the Court electronically and served upon the parties below, in each case so as to be ACTUALLY RECEIVED on or before 4:00 p.m. (prevailing Eastern Time) on May 7, 2020, by:

a.BroadVision, Inc., 460 Seaport Ct., Suite 102, Redwood City, California 94063 (Attn: Dr. Pehong Chen [Pehong.Chen@BroadVision.com]);

b.proposed counsel to the Debtor, DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, California 94105  (Attn: Joshua D. Morse, Esq. [joshua.morse@us.dlapiper.com]) and 1201 North Market Street, Suite 2100, Wilmington, Delaware 19801 (Attn: R. Craig Martin, Esq. [craig.martin@us.dlapiper.com]);

c.the office of the United States Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware (Attn: David Buchbinder, Esq. [David.L.Buchbinder@usdoj.gov]); and

d.counsel to ESW Capital, LLC,  Goulston & Storrs PC, 885 Third Avenue, 18th Floor, New York, New York 10022 (Attn: Trevor R. Hoffmann, Esq. [thoffmann@goulstonstorrs.com]).

UNLESS AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT AT THE COMBINED HEARING.

Section 341(a) Meeting

8.A meeting of creditors pursuant to section 341(a) of the Bankruptcy Code (the “Section 341(a) Meeting”) will be deferred until confirmation of the Plan.  If the Plan is not confirmed promptly following the Combined Hearing, the Section 341(a) Meeting of Creditors will be noticed and served upon all creditors and parties in interest pursuant to Rule 2002(a)(1) of the Bankruptcy Rules, and posted on the Claims Agent’s website at https://dm.epiq11.com/BroadVision not less than 21 days before the date scheduled for such meeting.

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Dated:April 2, 2020 Wilmington, Delaware
Respectfully submitted, DLA PIPER LLP (US)

   /s/ R. Craig Martin

R. Craig Martin (DE 5032)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

– and –

Joshua D. Morse (pro hac vice admission pending)

555 Mission Street, Suite 2400

San Francisco, California 94105

Telephone: (415) 836-2500

Facsimile: (415) 836-2501

Email: joshua.morse@us.dlapiper.com

Proposed Counsel to the Debtor and Debtor in Possession